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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1 No. 333-74777) and related Prospectus of Online Resources & Communications Corporation and to the incorporation by reference of our reports dated February 26, 1999, except for Note 11, as to which the date is May 2, 1999, in this Registration Statement (Form S-1 No. 333- ) of Online Resources & Communications Corporation included in the Registration Statement (Form S-1 No. 333-74777) and related Prospectus of Online Resources & Communications Corporation filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
Vienna, Virginia
June 4, 1999